Exhibit 5.1

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August 3, 2012

Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, NJ 07417-1880

Ladies and Gentlemen:

You have requested that I, as General Counsel for Becton, Dickinson and Company, a New Jersey corporation (the “Company”), render my opinion regarding certain matters in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of the Company’s (a) senior debt securities (the “Debt Securities”), which will be issued pursuant to an indenture dated as of March 1, 1997 (the “Indenture”) between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank (formerly The Chase Manhattan Bank)), as trustee (the “Trustee”); (b) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”; (c) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (d) warrants of the Company to purchase Debt Securities or Common Stock (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be named (the “Warrant Agent”); (e) purchase contracts of the Company for the purchase of securities, currencies or commodities (the “Purchase Contracts”), which may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent to be named (the “Purchase Contract Agent”); and (f) Debt Securities, Common Stock, Warrants and Purchase Contracts or any combination thereof that may be offered in the form of units (the “Units”).

I or attorneys under my supervision upon whom I am relying have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion.

On the basis of the foregoing, I am of the opinion that:

1. The Indenture has been duly authorized, executed and delivered by the Company; when the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture, and when such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

3. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5. When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such security, (i) the terms of such security shall have been duly established by, and the issuance and sale of such security shall have been duly authorized by, the Board of Directors or pursuant to authority delegated by the Board of Directors and such authorization shall not have been modified or rescinded; (ii) no stop order suspending the effectiveness of the Registration Statement have been issued and no proceeding for that purpose have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act have been received; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. I have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

I am a member of the Bar of the State of New York, and attorneys under my supervision upon whom I am relying are members of the Bar of the State of New Jersey. The foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the New Jersey Business Corporation Act.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to me under the caption “Validity of Securities” in the prospectus.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,

/s/ Jeffrey S. Sherman

Jeffrey S. Sherman
Senior Vice President and General Counsel